POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert J. Stroh, Jr. and Francis J. Eversman as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, (collectively, the “Applications”) by Tempo Bank or Sugar Creek Financial Corp., and the Registration Statement on Form SB-2 by Sugar Creek Financial Corp. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Robert J. Stroh, Jr.	December 14, 2006

Robert J. Stroh, Jr.

Chairman of the Board, Chief Executive Officer and Chief Financial Officer

(principal executive, principal accounting and principal financial officer)

Sugar Creek Financial Corp.

Tempo Bank

/s/ Francis J. Eversman	December 14, 2006
Francis J. Eversman President, Chief Operating Officer and Director Sugar Creek Financial Corp. Tempo Bank

/s/ Timothy W. Deien	December 14, 2006
Timothy W. Deien Director Sugar Creek Financial Corp. Tempo Bank

/s/ Timothy P. Fleming	December 14, 2006
Timothy P. Fleming Director Sugar Creek Financial Corp. Tempo Bank

/s/ Daniel S. Reilly	December 14, 2006
Daniel S. Reilly Director Sugar Creek Financial Corp. Tempo Bank

/s/ Gary R. Schwend	December 14, 2006
Gary R. Schwend Director Sugar Creek Financial Corp. Tempo Bank